UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) – September 17, 2015

CODORUS VALLEY BANCORP, INC.

(Exact name of registrant as specified in its charter)

Pennsylvania	0-15536	23-2428543
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Number)

105 Leader Heights Road P.O. Box 2887 York, Pennsylvania		17405-2887
(Address of principal executive offices)		(Zip code)

717-747-1519

(Registrant’s telephone number including area code)

N/A

(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

CODORUS VALLEY BANCORP, INC.

FORM 8-K

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On September 22, 2015, Codorus Valley Bancorp, Inc. (the “Corporation”) issued a Press Release, attached as Exhibit 99.1, announcing the hiring of A. Dwight Utz as Executive Vice President of the Corporation and PeoplesBank, a Codorus Valley Company, the Corporation’s wholly-owned bank subsidiary (the “Bank”).

Mr. Utz, 61, previously served as the President and Chief Executive Officer of the former ECB Bancorp, Inc. (ECB), and its subsidiary, The East Carolina Bank, from 2009 to 2013. Prior to working for ECB, Mr. Utz was the Executive Vice President and Chief Retail Officer of MidSouth Bancorp, Inc. from 2001 to 2009.

In connection with his employment, Mr. Utz entered into an employment agreement with the Corporation and the Bank (the “Agreement”) pursuant to which Mr. Utz will serve as Executive Vice President and Chief Operating Officer of the Corporation and the Bank at an initial annual salary of $350,000 per year, and be appointed to the Board of Directors of the Bank. A copy of the Agreement between the Corporation and Mr. Utz is attached as Exhibit 10.1 to this filing. The Agreement has a term of two years and will automatically extend for successive, additional one-year terms unless either the Corporation or Mr. Utz gives notice of non-renewal by May 31, 2017, and by May 31st of each successive calendar year thereafter. The Agreement also provides Mr. Utz with five weeks of vacation in any calendar year (prorated in any calendar year during which Mr. Utz is employed for less than an entire year), use of an automobile, reimbursement for membership dues to certain local clubs, and the right to participate in or receive the benefits of any employee benefit plan currently in effect at the Bank. The Agreement also entitles Mr. Utz to receive the paid holidays, sick days and personal days customarily given by the Bank to employees.

The Corporation can terminate Mr. Utz’s employment for “cause”, in which case all of Mr. Utz’s rights under the Agreement would cease as of the effective date of such termination, though Mr. Utz would be entitled to receive his salary and benefits through the effective date of termination. As used in the Agreement, “cause” shall mean either a conviction or no contest plea to certain types of crimes, the failure to perform his duties or to follow the good faith and lawful instructions of the Chairman of the Board, intentional violation of a provision of the Agreement, dishonesty or gross negligence, conduct bringing public discredit to the Corporation or Bank, a breach of fiduciary duty involving personal profit, a material violation of the Corporation’s or Bank’s policies and procedures, or a violation of the laws and regulations governing the Corporation or the Bank and its officers.

Mr. Utz can also voluntarily terminate his employment for “good reason” by providing proper written notice to the Corporation. As used in the Agreement, “good reason” shall mean any of the following: a material reduction in title or responsibilities or authority, any material reduction in annual base salary, a reassignment to a location more than 50 miles from his current office that necessitates either a move of his principal residence or a one-way commute of more than 50 miles, or any other action that constitutes a material breach of the Agreement on the part of the Corporation or Bank. If Mr. Utz terminates his employment for good reason, or if his employment is terminated by the Corporation without cause, he is entitled to receive the greater of the amount of his annual base salary, or his base salary for the remaining term of the Agreement, payable in equal monthly installments over the term in which Mr. Utz is being paid. Mr. Utz would also continue to receive employee benefits for a one-year period following such termination.

If Mr. Utz becomes disabled and becomes eligible for disability or workers compensation benefits, his base salary will be reduced by the amount of such benefits received. The Agreement will automatically terminate upon Mr. Utz’s death.

Following a change of control of the Corporation or the Bank, if Mr. Utz’s employment is involuntarily terminated other than for cause, or if he terminates his employment for good reason within two years of the date of the change of control, Mr. Utz will receive a lump sum payment equal to two times the sum of (i) his then current annual base salary, and (ii) the highest bonus amount paid to him in one of the three calendar years preceding the year of termination. In addition, Mr. Utz will be entitled to continue participation in any employee benefit plans and programs for a period of two years from the date of termination, except that if his participation in any health, medical, life insurance, or disability plan or program is barred, the Corporation shall pay for an individual plan with substantially equivalent coverage.

As used in the Agreement, a “change of control” shall mean:

• A change in ownership of the Corporation or the Bank such that any person or group of persons acquires stock that causes such person or group to own more than 50 percent of the total fair market value or total voting power of the stock of the Corporation or the Bank;

• A change in the effective control of the Corporation or the Bank such that any person or group of persons acquires, during any 12-month period, the ownership of stock of the Corporation or Bank possessing 35 percent or more of the total voting power of the stock of the Corporation or the Bank, or a majority of the Corporation’s board of directors is replaced during any 12-month period by directors whose appointment or election is not endorsed by a majority of the members of the Corporation’s board of directors prior to the date of the appointment or election; or

• A change in the ownership of a substantial portion of the assets of the Corporation or the Bank during any 12-month period such that any person or group of persons acquires assets from the Corporation or the bank that have a total gross fair market value equal to or more than 40 percent of the total gross fair market value of all of the assets of the Corporation or the Bank immediately prior to such acquisitions.

Under the Agreement, Mr. Utz is also subject to confidentiality obligations both during the period of his employment, and following any termination of his employment. During the course of his employment with the Corporation and the Bank, and for a period of 12 months following the termination of employment for any reason (whether such termination is voluntary or involuntary), Mr. Utz will not contact or solicit or engage in business with or otherwise provide services to (either directly or indirectly) any of the Bank’s customers, vendors, suppliers, and referral sources, nor will he recruit or encourage any employees of the Corporation or the Bank to terminate their relationship with the Corporation or the Bank or to seek employment with another entity. Mr. Utz also agreed that, during his employment and for a period of 12 months after his employment terminates, he will not compete with the Corporation or the Bank, or provide assistance to any person engaged in either banking or lending or financial services or insurance business, within a fifty (50) mile radius of any branch banking office of the Bank.

The above summary of the Agreement is qualified in its entirety by reference to the full text of the Agreement, attached as Exhibit 10.1 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits.

	No.	Description

	10.1	Employment Agreement of A. Dwight Utz dated September 17, 2015.
	99.1	Press Release of Codorus Valley Bancorp, Inc. dated September 22, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Codorus Valley Bancorp, Inc.
(Registrant)

Date: September 22, 2015	/s/ Larry J. Miller
Larry J. Miller President and Chief Executive Officer (Principal Executive Officer)

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

10.1	Employment Agreement of A. Dwight Utz dated September 17, 2015.

99.1	Press Release of Codorus Valley Bancorp, Inc. dated September 22, 2015.